UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 3, 2003

Date of Report (Date of earliest event reported)

AXTIVE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-20995	13-3778895
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1445 Ross Avenue, Suite 4500 Dallas, TX	75202
(Address of principal executive offices)	(Zip Code)

(214) 397-0200

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Item 4.	Changes In Registrant’s Certifying Accountant

On December 3, 2003, the Company engaged KBA Group LLP, Certified Public Accountants, a Professional Corporation (“KBA”), as the Company’s independent accountants for the purpose of auditing the Company’s consolidated financial statements for the year ended December 31, 2003. The engagement of KBA was approved by the Company’s board of directors, which constitutes the interim audit committee of the board of directors, on November 11, 2003.

Prior to engaging KBA, the Company consulted with KBA as to its qualifications, experiences and ability to audit the Company’s financial statements. The Company and KBA did not have discussions regarding the application of accounting principles as to a specified transaction, either complete or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, there were no reports nor written nor oral advice provided by the new independent auditor used in the decision to retain KBA, and the Company has not otherwise consulted KBA with respect to such issues. Further, there has not been any matter that was the subject of a disagreement (as defined in Item 304(a)(iv) of Regulation S-K and the related instructions to Form 8-K) or a reportable event as defined in Item 304(a)(1)(iv) of Regulation S-K.

The Company requested that KBA review the foregoing disclosures. KBA has advised the Company that it has reviewed the foregoing disclosures and has no basis on which to submit a letter addressed to the SEC in response to Item 304(a) of Regulation S-K.

Item 7.	Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Exhibits.

None.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXTIVE CORPORATION

Date: December 8, 2003

	By:	/s/ Molly W. MacTaggart

Molly W. MacTaggart
Chief Financial Officer

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